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                                                                    Exhibit 23.1
                                                                    ------------

                       Independent Accountants' Consent


The Board of Directors
Southern Financial Bancorp, Inc.


We consent to incorporation by reference in the Post-Effective Amendment No. 1 to the registration statement on Form S-8 of Southern Financial Bancorp, Inc. of our report dated January 25, 2001, relating to the consolidated balance sheets of Southern Financial Bancorp, Inc. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of income, comprehensive income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2000, which report appears in the December 31, 2000 annual report on Form 10-K of Southern Financial Bancorp, Inc. Our report refers to our reliance on another auditors' report with respect to amounts related to The Horizon Bank of Virginia for 1998 included in the aforementioned consolidated financial statements.


/s/ KPMG, LLP

Richmond, Virginia
September 21, 2001